SECURITIES AND EXCHANGE COMMISSION

			  Washington, D.C.  20549





				 FORM 8-K





			       CURRENT REPORT





  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





		       Date of Report:  April 18, 1995







			    CHAMPION PARTS, INC.

	  (Exact name of Registrant as specified in its Charter)








	 Illinois                  1-7807                   36-2088911
(State or other jurisdiction (Commission File Number)     (IRS Employer
of incorporation)                                        Identification  No.)





2525 22nd Street, Oak Brook, Illinois                      60521

(Address of principal executive offices)                 (Zip Code)





Registrant's telephone number, including area code:     (708) 573-6600

		   INFORMATION TO BE INCLUDED IN THE REPORT







Item 5.  Other Events.



	On April 18, 1995 the Registrant announced that RGP Holdings, Inc., a company controlled by Raymond G. Perelman, the Company's
Chairman of the Board and beneficial owner of 18.1% of its Common Stock, has determined not to consummate the previously announced agreement to purchase $5 million of the Company's
Preferred Stock. RGP Holdings, Inc. contends that the Company failed to satisfy certain conditions for closing.



	Due to the failure to consummate the transaction, the Company is in default of its bank loan extension agreement, which was structured in contemplation of the equity infusion. The bank default also causes cross defaults in other long-term indebtedness of the Company.



	The Company has also been informed that by reason of the failure to have sufficient financing in place through 1995, the Company's independent public accountants will issue a going concern qualification on the Company's 1994 financial statements.



	The company is having discussions with its banks with a view to extending the loans, which are secured by pledge of substantially all of the company's assets. There is no assurance, however, that the company will be successful in obtaining an extension of its loans or refinancing its indebtedness.



	On April 4, 1995 the Registrant filed a Form 12b-25 filing requesting a fifteen (15) day extension to file its Annual
Report on Form 10-K which was due April 3, 1995. The Registrant will not file the 10-K within the extension period due to the extraordinary circumstances caused by the failure to consummate the Preferred Stock sale with RGP Holdings, Inc. and the necessity to revise the Form 10-K to reflect this event. The Registrant intends to file its Annual Report by April 21, 1995.





Item 7. Financial Statements and Exhibits.



	Exhibits:



	10(a)           Press Release dated April 18, 1995.

SIGNATURES







	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



				CHAMPION PARTS, INC.







Date:  April 18, 1995           By:     /s/ Thomas W. Blashill

					    Thomas W. Blashill

					    Executive Vice President,

					    Secretary and Treasurer

EXHIBIT INDEX







Exhibit No.             Description of Exhibit Page



	10(a)           Press Release dated April 18, 1995.

_______________________________________________________________________________


PRESS RELEASE

_______________________________________________________________________________


Champion Parts, Inc.

2525 22nd Street, Oak Brook, IL   60521

Contact:        Thomas W. Blashill

Phone:          708-573-6600

FAX:            708-574-3128





FOR IMMEDIATE RELEASE





RGP HOLDINGS NOT TO MAKE EQUITY INFUSION



OAK BROOK, IL, April 18, 1995 -- Champion Parts, Inc. (NASDAQ:CREB) today announced that RGP Holdings, Inc. (RGP) has notified it that RGP has determined not to consummate the previously announced agreement to purchase $5 million of the company's preferred stock. RGP contends that the company failed to satisfy certain conditions for closing. RGP is an affiliate of Mr. Raymond G. Perelman, who is a director, chairman of the board of directors and an 18.1% shareholder of Champion Parts.

	Due to the failure to consummate the transaction, the company is in default of its bank extension agreement , which was structured in contemplation of the equity infusion. The bank default also causes cross defaults on other long-term indebtedness of the company.

	The company has also been informed that by reason of the failure to have sufficient financing in place through 1995, the company's independent public accountants will issue a going concern qualification on the Company's 1994 financial statements.

	The company is having discussions with its banks with a view to extending the loans, which are secured by pledge of substantially all of the company's assets. There is no assurance, however, that the company will be successful in obtaining an extension of its loans or refinancing its indebtedness.

	The company had applied for an extension for the filing of its Form 10-K to April 17, 1995, in anticipation of the closing of the transaction. The company will now file its Form 10-K as soon as possible.

	Champion Parts, Inc. is one of the country's largest independent automotive replacement parts remanufacturers in the multi-billion dollar automotive, truck and farm equipment aftermarket.